UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): August 19, 2008
Artes Medical, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware	001-33205	33-0870808
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification No.)
5870 Pacific Center Boulevard
San Diego, California 92121
(Address of Principal Executive Offices, with zip code)
(858) 550-9999
(Registrant’s telephone number, including area code)
n/a
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01.	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.
     On August 19, 2008, Artes Medical, Inc. (the “Company”) received a notice from The Nasdaq Stock Market (“Nasdaq”) indicating that its stockholders’ equity at June 30, 2008 was less than the $10 million in stockholders’ equity required for continued listing on The Nasdaq Global Market under Marketplace Rule 4450(a)(3).
     In its notice, Nasdaq requested the Company to provide its plan to achieve and sustain compliance with the continued listing requirements of The Nasdaq Global Market, including the minimum stockholders’ equity requirement, before September 4, 2008. If Nasdaq determines that the Company has not presented a definitive plan to achieve compliance in the short term and sustain compliance in the long term, it will provide the Company with a written notification that its securities will be delisted from The Nasdaq Global Market. The Company may then appeal Nasdaq’s delisting determination to a Nasdaq Listing Qualifications Panel.
     At the present time, the Company intends to submit a plan with Nasdaq before September 4, 2008 to maintain its Nasdaq listing. The Company is also evaluating additional options for maintaining an active public market for its common stock while at the same time allowing it to pursue its business and financing plans, including transferring its listing to The Nasdaq Capital Market or listing its common stock on other domestic or international exchanges or quotation systems.
Item 9.01. Financial Statements and Exhibits.
     (d) Exhibits

Exhibit No.	Description

99.1	Press Release, dated August 22, 2008.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: August 22, 2008	ARTES MEDICAL, INC.

	By:	/s/ Karla R. Kelly Karla R. Kelly Chief Legal Officer, General Counsel and Corporate Secretary

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release, dated August 22, 2008.